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                                                                    EXHIBIT 10.6

                                 KENNAMETAL INC.

                      PERFORMANCE BONUS STOCK PLAN OF 1995
                          (AS AMENDED ON JULY 26, 1999)


                                    ARTICLE I
                               GENERAL PROVISIONS

         SECTION 1.1. ESTABLISHMENT AND PURPOSE. There is hereby established the Kennametal Inc. (the "Corporation") Performance Bonus Stock Plan of 1995 (the "Plan") pursuant to which each participant in a Management Performance Bonus Plan (as defined herein) or a recipient of any other bonus award designated by the Committee (as defined herein) shall be eligible: (a) to elect to receive shares of the Corporation's capital stock, par value $1.25 per share (the "Capital Stock"), in lieu of cash bonus compensation; and/or (b) through an election to defer receipt of compensation to be earned by such participant made under any Corporation deferred compensation plan or arrangement ("Deferred Compensation Plan"), to have Stock Credits (as hereinafter defined) credited to an account ("Stock Credit Account") established for such participant by the Corporation. The purposes of the Plan are to provide an incentive to Corporation executives to increase their ownership of Capital Stock and to promote this goal by establishing stock as an alternative method by which managers and/or senior executives may elect to be compensated.

         SECTION 1.2. DEFINITIONS. In addition to the terms previously or hereafter defined herein, the following terms when used herein shall have the meaning set forth below:

         "BOARD" shall mean the Board of Directors of the Corporation.

         "BONUS COMPENSATION" shall mean all remuneration designated as bonus compensation that is earned by a Participant (as defined below) pursuant to a Management Performance Bonus Plan or any other bonus award designated by the Committee.

         "COMMITTEE" shall mean the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Committee on Executive Compensation of the Board.

         "DEFERRED BONUS COMPENSATION" shall mean all Bonus Compensation that is deferred by a Participant pursuant to a Deferred Compensation Plan.

         "FAIR MARKET VALUE" shall mean, as of any date, the average of the highest and lowest sales prices for the Capital Stock as reported in the New York Stock Exchange - Composite Transactions reporting system for the date in question or, if no sales were effected on such date, on the next preceding date on which sales were effected.

         "MANAGEMENT PERFORMANCE BONUS PLAN" shall mean any performance-based bonus compensation plan for management and/or senior executives of the Corporation or its subsidiaries which the Committee has determined to be then eligible for participation in the Plan.

         "NON-DEFERRED BONUS COMPENSATION" shall mean all Bonus Compensation that is not deferred by a Participant pursuant to a Deferred Compensation Plan.


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         "PARTICIPANT" shall mean any employee of the Corporation or any of its subsidiaries who is eligible to participate in a Management Performance Bonus Plan.

         "PLAN YEAR" shall mean the Corporation's fiscal year.

         "STOCK CREDIT" shall mean a credit that is equivalent to one share of Capital Stock.

         SECTION 1.3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized to interpret and construe the Plan, to make all determinations and take all other actions necessary or advisable for the administration of the Plan, and to delegate to employees of the Corporation or any subsidiary the authority to perform administrative functions under the Plan.

         SECTION 1.4. ELIGIBILITY. An individual who is a participant in a Management Performance Bonus Plan or who receives any other bonus award designated by the Committee shall be eligible to participate in the Plan. Notwithstanding the foregoing, in the event that the Bonus Compensation payable with respect to a Plan Year is less than One Thousand U.S. Dollars ($1,000), or the equivalent if payable in another currency, then such individual shall not be eligible to participate in the Plan for such Plan Year and any Bonus Compensation shall be paid in cash.

         SECTION 1.5. CAPITAL STOCK SUBJECT TO THE PLAN. The maximum number of shares of Capital Stock that may be issued pursuant to the Plan is 750,000. Capital Stock to be issued under the Plan may be either authorized and unissued shares of Capital Stock or shares of Capital Stock held in treasury by the Corporation.

                                   ARTICLE II
                           ELECTIONS AND DISTRIBUTIONS

         SECTION 2.1. ELECTIONS TO RECEIVE CAPITAL STOCK FROM COMPENSATION. Any Participant may elect to receive Capital Stock under this Plan in lieu of all or a portion of the Non-Deferred Bonus Compensation otherwise payable to such Participant in any Plan Year beginning with the Plan Year commencing July 1, 1995 (a "Stock Acquisition Election"); provided, however, that the percentage amount of Bonus Compensation subject to such an election must be in increments of ten percent (10%) and may not be less than ten percent (10%) of the Bonus Compensation earned by the Participant with respect to the Plan Year or other bonus award designated by the Committee, or relate to Bonus Compensation below One Thousand U.S. Dollars ($1,000), or the equivalent if payable in another currency. If a Participant makes a Stock Acquisition Election, the Participant shall receive, as of the date that the Bonus Compensation otherwise would have been paid: (i) the number of shares of Capital Stock that could have been purchased on that date based on the amount of Bonus Compensation subject to the Stock Acquisition Election and the Fair Market Value of the Capital Stock on that date, rounded to the nearest whole share; and (ii) a number of shares of Capital Stock equal to the product of the number of shares awarded pursuant to
Section 2.1(i) above multiplied by a percentage amount to be determined by the Committee (the "Stock Premium Percentage") rounded to the nearest whole share. The Stock Premium Percentage shall not exceed twenty-five percent (25%). In the absence of a Stock Acquisition Election, all Bonus Compensation not deferred as Stock Credits pursuant to Section 2.2 hereof or otherwise deferred pursuant to a Deferred Compensation Plan shall be paid to the Participant in cash in accordance with the Corporation's policies and procedures. Certificates for



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Capital Stock acquired by the Participant pursuant to a Stock Acquisition
Election shall be issued as soon as practicable following the award of Bonus Compensation.

         SECTION 2.2. ELECTIONS TO RECEIVE STOCK CREDITS FROM DEFERRED COMPENSATION. Any Participant may elect to receive Stock Credits under this Plan with respect to all or a portion of the Deferred Bonus Compensation credited to the Participant in any Plan Year beginning with the Plan Year commencing July 1, 1995 (a "Stock Credit Election"); provided, however, that the percentage amount of Bonus Compensation subject to such an election must be in increments of ten percent (10%) and may not be less than 10% of the total Bonus Compensation earned by the Participant with respect to a Plan Year or other bonus award designated by the Committee, or relate to Bonus Compensation below One Thousand U.S. Dollars ($1,000), or the equivalent if payable in another currency. If a Participant makes a Stock Credit Election, a Stock Credit Account established for the Participant and maintained by the Corporation shall be credited with:
(i) that number of Stock Credits equal to the number of shares of Capital Stock (including fractions of a share to four decimal places) that could have been purchased with the amount of Deferred Bonus Compensation subject to a Stock Credit Election based on the Fair Market Value of the Capital Stock on the date that the Bonus Compensation would otherwise have been paid if it had not been deferred; and (ii) that number of Stock Credits equal to the product of the number of Stock Credits awarded pursuant to Section 2.2(i) above multiplied by a percentage amount to be determined annually by the Committee, which percentage may be different from the Stock Premium Percentage (the "Stock Credit Premium Percentage"). The Stock Credit Premium Percentage shall not exceed twenty-five percent (25%).

         SECTION 2.3 RESTRICTED PERIOD. The Committee may, in its sole discretion, establish a period of time (the "Restricted Period") that all or any portion of the shares of Capital Stock issued pursuant to a Stock Acquisition Election or shares of Capital Stock distributed with respect to Stock Credits pursuant to Section 2.7 hereof may not be sold, assigned, transferred, pledged or otherwise disposed of. Shares of Capital Stock subject to a Restricted Period ("Restricted Stock") shall be represented by a stock certificate registered in the name of the Participant which, in the discretion of the Committee, could be either held in the custody of the Corporation until the end of the Restricted Period applicable to such shares or bear a restrictive legend. Except for the limitations described above, a Participant shall have all the rights of a stockholder of the Corporation with respect to Restricted Stock, including the right to vote such shares.

         SECTION 2.4. TERMS AND CONDITIONS OF ELECTION. A Stock Acquisition Election or Stock Credit Election (an "Election") shall be subject to the following terms and conditions.

         (a)      An Election shall be in writing and shall be irrevocable; and

         (b) An Election may be made on or before December 31, 1995, to take effect for the Plan Year ending on June 30, 1996; thereafter an Election shall be effective for any Plan Year only if made at such time as the Committee in its discretion shall determine; provided, however that an election to defer payment must occur at least six (6) months prior to the date that Bonus Compensation would be paid or otherwise would become payable if it had not been deferred by the Participant.

         (c) An Election shall remain in effect only for the Plan Year to which it applies.

         SECTION 2.5.  ADJUSTMENT OF STOCK CREDIT ACCOUNTS.

         (a) Cash Dividends -- As of the date that any cash dividend is paid to stockholders of the Corporation, the Participant's Stock Credit Account shall be credited with additional Stock Credits equal to the number of shares of Capital Stock



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                  (including fractions of a share to four decimal places) that could have been purchased on that date with the dividends paid on the number of shares of Capital Stock equal to the number of Stock Credits in such Participant's Stock Credit Account based on the Fair Market Value of the Capital Stock on that date.

         (b) Stock Dividends -- In the event that a stock dividend shall be paid upon the Capital Stock, the number of Stock Credits in each Participant's Stock Credit Account shall be adjusted by adding thereto additional Stock Credits equal to the number of shares of Capital Stock which would have been distributable on the Capital Stock represented by Stock Credits if such shares of Capital Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

         (c) Other Adjustments -- In the event that the outstanding shares of Capital Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted, for the shares of Capital Stock represented by Stock Credits, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares of Capital Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

                  In the event there shall be any change, other than specified in this Section 2.5, in the number or kind of outstanding shares of Capital Stock of the Corporation or of any stock or other securities into which such Capital Stock shall be changed or for which it shall have been exchanged, then, if the Board shall determine, in its discretion, that such change equitably requires an adjustment in the number of Stock Credits or the Capital Stock represented by such Stock Credits, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and on each outstanding Stock Credit Account.

         SECTION 2.6. CHANGE IN CONTROL. In the event of any threatened or actual change in control of the Corporation (as set forth in any Deferred Compensation Plan to which the Stock Credits relate), issued and outstanding shares of Capital Stock shall be substituted for the Stock Credits in each Participant's Stock Credit Account and such Capital Stock shall be transferred to the deferred compensation trust established under the Deferred Compensation Plan to which the Stock Credits relate.

         SECTION 2.7. DISTRIBUTION OF STOCK CREDITS. As soon as practicable following the date on which the Participant has elected to have the Deferred Bonus Compensation paid pursuant to the applicable Deferred Compensation Plan (the "Distribution Date"), the Corporation shall issue to such Participant that number of shares of Capital Stock equal to the whole number of Stock Credits in such Participant's Stock Credit Account to be distributed and cash equal to the fractional Stock Credits in such account to be distributed multiplied by the Fair Market Value of the Capital Stock as of the Distribution Date provided, however, that the Committee, in its sole discretion, shall have the right to pay the Participant a cash amount equal to the aggregate value of the whole shares of Capital Stock otherwise distributable with respect to the Stock Credits, in lieu of distributing such shares.

         SECTION 2.8. DISTRIBUTIONS ON DEATH. Upon the death of a Participant, any and all restrictions on transferability of Restricted Stock held by or on behalf of such Participant shall lapse and such shares



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shall become immediately transferable. In the event of the death of a
Participant prior to the Distribution Date, the Stock Credit Account to which he or she was entitled shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associates or trusts, as the Participant may have designated. All such designations shall be made in writing, signed by the Participant and delivered to the Corporation. A Participant may from time to time revoke or change any such designation by written notice to the Corporation. If there is no unrevoked designation on file with the Corporation at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the estate of the Participant. Such distributions shall be made as soon as practicable following notification to the Corporation of the Participant's death. In this case, the Participant's Stock Credit Account shall be converted to cash by multiplying the number of whole and fractional shares of Capital Stock to which the Participant's Stock Credit Account is equivalent by the Fair Market Value of the Capital Stock on the date of death.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. AMENDMENT AND DISCONTINUANCE. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto. The Board may, in its discretion, submit any proposed amendment to the Plan to the stockholders of the Corporation for approval and shall submit proposed amendments to the Plan to the stockholders of the Corporation for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor rule).

         SECTION 3.2. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Corporation shall not be required to issue any Capital Stock or Stock Credits hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by the Corporation or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Corporation shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

         SECTION 3.3. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16(a) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Plan or any action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.

         SECTION 3.4. NON-ALIENATION OF BENEFITS. No right or interest of a Participant in a Stock Credit Account under the Plan may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as expressly provided in the Plan; and no interest or benefit of any Participant under the Plan shall be subject to the claims of creditors of the Participant.

         SECTION 3.5. WITHHOLDING TAXES. To the extent required by applicable law or regulation, each Participant must arrange with the Corporation for the payment of any federal, state or local income or other tax applicable to the receipt of Capital Stock or Stock Credits under the Plan before the



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Corporation shall be required to deliver to the Participant a certificate for
Capital Stock or distribute cash with respect to a Stock Credit Account.

         At the discretion of the Committee, share tax withholding may be permitted. Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Capital Stock pursuant to the Plan by either (i) withholding shares of Capital Stock otherwise issuable to the Participant; or
(ii) accepting delivery of previously owned shares of Capital Stock. Notwithstanding the foregoing, in the case of a Participant subject to Section 16(a) of the Exchange Act, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (or any successor rule) that must be satisfied in order to exempt the withholding transaction(s) from Section 16(b) of the Exchange Act.

         SECTION 3.6. FUNDING. Except as provided in Section 2.6 hereof, no obligation of the Corporation under the Plan shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of any such obligation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured creditor of the Corporation.

         SECTION 3.7. GOVERNING LAW. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

         SECTION 3.8. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon approval and adoption of the Plan by the holders of a majority of the shares of Capital Stock present at the 1995 annual meeting of stockholders.







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